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                                                                   EXHIBIT 10.35
                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made as of January 29, 2003 by HANDSPRING, INC., a Delaware corporation ("Guarantor"), to and for the benefit of M-F DOWNTOWN SUNNYVALE, LLC, a Delaware limited liability company, its successors and assigns ("M-F Downtown").

                                 R E C I T A L S

         This Agreement is entered into upon the basis of the following facts, understandings and intentions of the parties:

         A. M-F Downtown owns certain real property located in Sunnyvale, Santa Clara County, California, commonly known as 100 Mathilda Place and more particularly described on Exhibit A hereto (the "Building 3 Parcel") and a multi-story office building ("Building 3") situated therein.

         B. M-F Downtown also owns certain real property located in Sunnyvale, Santa Clara County, California, commonly known as 150 Mathilda Place and more particularly described on Exhibit B hereto (the "Building 2 Parcel" and, together with the Building 3 Parcel, the "Property") and a multi-story office building ("Building 2" and, together with Building 3, the "Buildings") situated therein.

         C. On or about February 14, 2001, M-F Downtown, as landlord, and Handspring, as tenant entered into that certain Lease Agreement (Building 3) (as the same has been amended by the parties prior to the date hereof, the "Building 3 Lease"), whereby M-F Downtown agreed to lease to Handspring, and Handspring agreed to lease from M-F Downtown, all of the Rentable Area within Building 3 other than the Excluded Space (as the terms "Rentable Area" and "Excluded Space" are defined in the Building 3 Lease) and certain associated parking and other rights. As security for the performance of its obligations under the Building 3 Lease, Handspring caused Wells Fargo Bank to issue to M-F Downtown an unconditional, irrevocable, transferable letter of credit (the "Building 3 Security Deposit Letter of Credit") in the amount of Fourteen Million Three Hundred Thirty-Five Thousand Dollars ($14,335,000).

         D. In connection with the Building 3 Lease, M-F Downtown and Handspring entered into that certain Work Letter (Building 3) (as the same has been amended by the parties prior to the date hereof, the "Building 3 Work Letter") governing the completion of construction of Building 3 by M-F Downtown and Handspring and the construction of certain tenant improvements therein by Handspring. As security for the performance of its obligations under the Building 3 Work Letter, Handspring caused Wells Fargo Bank to issue to M-F Downtown an unconditional, irrevocable, transferable letter of credit (the "Building 3 TI Letter of Credit") in the amount of Fourteen Million Two Hundred Thousand Dollars ($14,200,000).

         E. On or about February 14, 2001, M-F Downtown, as landlord, and Handspring, as tenant entered into that certain Lease Agreement (Building 2) (as the same has been amended by the parties prior to the date hereof, the "Building 2 Lease"), whereby M-F Downtown agreed to

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lease to Handspring, and Handspring agreed to lease from M-F Downtown, all of the Rentable Area within Building 2 (as the term "Rentable Area" is defined in the Building 2 Lease) and certain associated parking and other rights. As security for the performance of its obligations under the Building 2 Lease, Handspring caused Wells Fargo Bank to issue to M-F Downtown an unconditional, irrevocable, transferable letter of credit (the "Building 2 Security Deposit Letter of Credit") in the amount of Nine Million Five Hundred Fifty-Seven Thousand Dollars ($9,557,000).

         F. In connection with the Building 2 Lease, M-F Downtown and Handspring entered into that certain Work Letter (Building 2) (as the same has been amended by the parties prior to the date hereof, the "Building 2 Work Letter") governing the completion of construction of Building 2 by M-F Downtown and Handspring and the construction of certain tenant improvements therein by Handspring. As security for the performance of its obligations under the Building 2 Work Letter, Handspring caused Wells Fargo Bank to issue to M-F Downtown an unconditional, irrevocable, transferable letter of credit (the "Building 2 TI Letter of Credit") in the amount of Nine Million Two Hundred Eighty-Four Thousand Dollars ($9,284,000).

         G. As contemplated by the Building 2 Lease and the Building 3 Lease (collectively, the "Leases") and by the Building 2 Work Letter and the Building 3 Work Letter (collectively, the "Work Letters"), Bank of America, N.A., as administrative agent for M-F Downtown's construction lenders (collectively, the "Construction Lenders") (Bank of America, N.A., acting in such capacity being referred to herein as ("Bank of America"), has become the beneficiary under the Building 2 Security Deposit Letter of Credit and the Building 3 Security Deposit Letter of Credit (collectively, the "Security Deposit Letters of Credit") and under the Building 2 TI Letter of Credit and the Building 3 TI Letter of Credit (collectively, the "TI Letters of Credit" and, together with the Security Deposit Letters of Credit, the "Letters of Credit"). Neither the Building 2 Security Deposit Letter of Credit nor the Building 3 Security Deposit Letter of Credit has been drawn upon by M-F Downtown or Bank of America. In accordance with the terms of the Building 2 Work Letter, the principal amount of the Building 2 TI Letter of Credit has been reduced to Six Million Seven Hundred Twenty Thousand Eight Hundred Fifty-Eight and 80/100 Dollars ($6,720,858.80), and in accordance with the terms of the Building 3 Work Letter, the principal amount of the Building 3 TI Letter of Credit has been reduced to Ten Million Three Hundred Twenty-Eight Thousand One Hundred Twenty-Four and 23/100 Dollars ($10,328,124.23); neither of the TI Letters of Credit have been drawn upon by M-F Downtown or Bank of America.

         H. Handspring has caused Handspring Facility Company, LLC, a Delaware limited liability company ("HFC"), to be formed. Handspring is the sole member of HFC and holds all of the authorized membership units in HFC.

         I. In light of the current business cycle and the local market for commercial real estate leasing and sub-leasing, Handspring has requested that M-F Downtown provide Handspring with significant economic relief under the terms of the Buildings 2 Lease and the Building 3 Lease (collectively, the "Leases"). On careful analysis, Handspring has concluded that if the parties can agree on terms for modifying the Leases, Handspring will benefit both as to the immediately quantifiable economic relief bargained for and as to the opportunity afforded Handspring to thereby continue its business.

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         J.       In light of the current business cycle and the local market for commercial real estate leases and sub-leasing, M-F Downtown is willing to enter into a material restructuring of the Leases, but only if the transaction is economically balanced, fair in fact and on arms' length terms.

         K. The parties have agreed to co-operate in the form of a unified transaction involving the restructuring of the Leases in a manner which includes the sale of Building 3 by M-F Downtown in order to provide Handspring with the requested economic relief, to minimize financial loss to the parties, and to adopt a single, integrated structure that will enable Handspring to perform its modified obligations to M-F Downtown, while minimizing the risk to M-F Downtown should Handspring subsequently be unwilling or unable to so perform. In order to accomplish such restructuring, Handspring, HFC and Mozart have entered into a Property Purchase and Lease Modification Agreement dated as of January 16, 2003. The transactions contemplated by such agreement are collectively referred to herein as the "Transaction".

         L. Guarantor will derive material financial benefit from the Transaction.

         M. M-F Downtown has relied on the statements and agreements contained herein in agreeing to consummate the Transaction. The execution and delivery of this Guaranty is a condition precedent to the consummation of the Transaction by M-F Downtown.

                                   AGREEMENTS

         NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of M-F Downtown and its respective successors, indorsees, transferees, participants and assigns as follows:

         1. Guarantor absolutely, unconditionally and irrevocably guarantees:

                  (a) The full and prompt payment of the principal of and interest on that certain promissory note (the "Five Year Note") from HFC, as maker, to M-F Downtown, as payee, of even date herewith in the principal sum of Three Million Dollars ($3,000,000) when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter;

                  (b) The full and prompt payment of the principal of and default interest on that certain promissory note (the "One Year Note" and, together with the Five Year Note, the "Notes") from HFC, as maker, to M-F Downtown, as payee, of even date herewith in the principal sum of One Million Dollars ($1,000,000) when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter;

                  (c)      The full and prompt payment when due of Monthly
         Base Rent, as that term is defined in that certain Amended and Restated Lease Agreement (Building 3) of even date herewith between HFC, as tenant, and M-F Downtown, as landlord (the

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         "Building 3 Lease Amendment") in the amount of $19,333 per month, together with any interest and late charges thereon (as applicable), or (ii) if the obligation of HFC to pay Monthly Base Rent is converted, pursuant to the provisions of Paragraph 45(c) of the Building 3 Lease Amendment, into an obligation to make payments pursuant to a promissory note, then the full and prompt payment by HFC of the principal amount of such promissory note, whether at stated maturity, upon acceleration or otherwise, together with any interest and late charges thereon (as applicable), provided, however, that Guarantor shall not be liable for obligations under this Section 1(c) first arising or accruing after a Reinstatement as to the entire Premises (as the terms Reinstatement and Premises are defined in the Building 3 Lease Amendment, hereinafter "Reinstatement" and "Premises", respectively) but will remain liable with respect to accrued, unpaid Monthly Base Rent, as to which Guarantor's obligations shall not terminate until such Monthly Base Rent has been paid in full;

                  (d) The full and prompt payment when due of all sums which hereafter become payable by HFC pursuant to, and the full and faithful performance and observance of any and all covenants contained in and to be performed and observed by HFC under, the Building 3 Lease Amendment to the extent arising out of any Occupancy (as defined in the Paragraph 2(c) of the Building 3 Lease Amendment) by HFC or Guarantor prior to a Reinstatement as to the entire Premises, including without limitation any holdover rent payable pursuant to the provisions of Paragraph 14 of the Building 3 Lease Amendment ("Occupancy Costs");

                  (e) From and after Reinstatement as to all or a portion of the Premises, the full and prompt payment when due of all sums which hereafter become payable by HFC pursuant to, and the full and faithful performance and observance of any and all covenants contained in and to be performed or observed by HFC under the Building 3 Lease Amendment including, without limitation, Monthly Modified Rent, Real Estate Taxes, Expenses, other Additional Charges and any Reinstatement Payment (as all of such terms are defined in the Building 3 Lease Amendment); and

                  (f) The full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 8 hereof).

All amounts due, debts, liabilities and payment obligations described in subsections (a) through (f) of this Section 1 are hereinafter collectively referred to as the "Indebtedness", and the Five Year Note, the One Year Note and the Building 3 Lease Amendment each are sometimes referred to herein as an "Indebtedness Document" and collectively as the "Indebtedness Documents". The obligations of Guarantor pursuant to this Guaranty shall be automatically reduced on a dollar-for-dollar basis to the extent that HFC makes any payments to M-F Downtown pursuant to any of the Indebtedness and M-F Downtown receives such payment; provided, however, if any such payment, or any part thereof, must be restored or returned by M-F Downtown or Bank of America to Guarantor or HFC, the estates of either, or to any party claiming through or on account of Guarantor or HFC or administering the assets or obligations of either including without limitation any trustee, assignee for the benefit of creditors, creditor or creditor representative, pursuant to applicable law, whether as a "voidable preference", "fraudulent conveyance", or otherwise the obligations of Guarantor pursuant to this Guaranty

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shall be reinstated on a dollar-for-dollar basis with respect to the amount so restored or returned and shall be deemed reduced only by the amount paid by HFC and not so restored or returned.

         2. In the event of any default by HFC in the payment of the Indebtedness, after the expiration of any applicable cure or grace period, Guarantor agrees, within three (3) business days after written demand by M-F Downtown or the holder of the applicable Indebtedness Document, to pay the Indebtedness regardless of any defense, right of set-off or claims which HFC or Guarantor may have against M-F Downtown or the holder of any of the Indebtedness Documents.

         All of the remedies set forth herein and/or provided for in any of the Indebtedness Documents or at law or equity shall be equally available to M-F Downtown, and the choice by M-F Downtown of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by M-F Downtown to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude M-F Downtown from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by M-F Downtown at the lowest cost to HFC and/or Guarantor. It is the intention of the parties that such good faith choice by M-F Downtown be given conclusive effect regardless of such subsequent developments.

         3. Guarantor does hereby (a) waive notice of acceptance of this Guaranty by M-F Downtown and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Indebtedness, any defense, right of set-off or other claim which Guarantor may have against HFC, (c) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (d) waive any failure by M-F Downtown to inform Guarantor of any facts M-F Downtown may now or hereafter know about HFC or the land, building or other improvements described in the Building 3 Lease Amendment, it being understood and agreed that M-F Downtown has no duty so to inform and that Guarantor is fully responsible for being and remaining, and has established adequate means of keeping and remaining, informed by HFC of all circumstances bearing on the risk of nonperformance of HFC's obligations, and Guarantor acknowledges that no representations of any kind whatsoever have been made by M-F Downtown with respect thereto. No modification or waiver of any of the provisions of this Guaranty shall be binding upon M-F Downtown or Guarantor except as expressly set forth in a writing duly signed and delivered by M-F Downtown and Guarantor.

         4. Guarantor further agrees that Guarantor's liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Indebtedness Documents or by any forbearance or delay in collecting any sums under the Indebtedness Documents, or by any waiver by M-F Downtown under the Indebtedness

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Documents, or by M-F Downtown's failure or election not to pursue any other remedies it may have against HFC or Guarantor, or by any change or modification in the Indebtedness Documents (except for any increase in the Indebtedness), or by the acceptance by M-F Downtown of any additional security or any increase, substitution or change therein, or by the release by M-F Downtown of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source (other than HFC or Guarantor) to the payment of any obligation other than the Indebtedness even though M-F Downtown might lawfully have elected to apply such payments to any part or all of the Indebtedness, or by the failure or invalidity of, or any defect in, the Indebtedness Documents, or by any legal disability or other defense of HFC, any other guarantor or any other person, or by the cessation, limitation or termination from any cause whatsoever of any of the obligations under the Indebtedness Documents, except upon payment in full of the Indebtedness, it being the intent hereof that, subject to M-F Downtown's compliance with the terms of this Guaranty, Guarantor shall remain liable for the payment of the Indebtedness, until the Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. To the extent that Guarantor makes any payments to M-F Downtown pursuant to that certain Settlement Funding Note of even date herewith and M-F Downtown receives such payment, such payments shall reduce Guarantor's obligations hereunder on a dollar-for-dollar basis; provided, however, if any such payment, or any part thereof, must be restored or returned by M-F Downtown or Bank of America to Guarantor or HFC, the estates of either, or to any party claiming through or on account of Guarantor or HFC or administering the assets or obligations of either including without limitation any trustee, assignee for the benefit of creditors, creditor or creditor representative, pursuant to applicable law, whether as a "voidable preference", "fraudulent conveyance", or otherwise, the obligations of Guarantor pursuant to this Guaranty shall be reinstated on a dollar-for-dollar basis with respect to the amount so restored or returned and shall be deemed reduced only by the amount paid by Guarantor and not so restored or returned. Guarantor agrees that the payment of all sums payable under the Indebtedness Documents or any part thereof or other act which tolls any statute of limitations applicable to the Indebtedness Documents shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder. Guarantor further understands and agrees that M-F Downtown may at any time enter into agreements with HFC to amend and modify the Indebtedness Documents, and may waive or release any provision or provisions of the Indebtedness Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as M-F Downtown and HFC may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of M-F Downtown's rights hereunder or Guarantor's obligations hereunder.

         5. Unless and until all Indebtedness is paid in full, Guarantor hereby waives any right of subrogation, any right to enforce any remedy M-F Downtown may have against HFC, any other Guarantor or any other person, and any benefit of, and the right to participate in, any of the security for the Indebtedness held by M-F Downtown.

         6. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by M-F Downtown without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with Indebtedness Documents, or resorting to any other guaranties, and Guarantor hereby waives any right to require M-F Downtown to join HFC in any action brought

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hereunder or to commence any action against or obtain any judgment against HFC or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent M-F Downtown from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Indebtedness Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor's obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of HFC under the Indebtedness Documents or by reason of the bankruptcy of HFC or by reason of any creditor or bankruptcy proceeding instituted by or against HFC. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to any of the Indebtedness Documents is rescinded or otherwise required to be returned by M-F Downtown upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of HFC, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, HFC or any substantial part of its property, or otherwise, all as though such payment to M-F Downtown had not been made, regardless of whether M-F Downtown contested the order requiring the return of such payment.

         7. The obligations guaranteed hereunder shall not be limited or terminated by the termination of the Building 3 Lease Amendment, by M-F Downtown or otherwise, in accordance with law following any default under the Building 3 Lease Amendment and, instead, shall expressly include, without limitation, any obligations of the Guarantor which are accelerated in accordance with the provisions of Section 1951.2 of the California Civil Code, and Guarantor hereby expressly hereby guarantees the prompt payment of any damages or other sums to which M-F Downtown may become entitled in accordance with the provisions of
Section 1951.2.

         8. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent M-F Downtown in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent M-F Downtown in any proceedings whatsoever in connection with this Guaranty and M-F Downtown prevails in any such proceedings, then Guarantor shall pay to M-F Downtown upon demand all attorney's fees, costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the Indebtedness Documents.

         9. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or

                                      -7-
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unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of M-F Downtown or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

         10. To the greatest extent permitted by law, Guarantor hereby waives any and all rights to require marshalling of assets by M-F Downtown. with respect to any suit, action or proceedings relating to this Guaranty (each, a "Proceeding"), M-F Downtown and Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of the State and Federal courts having jurisdiction in the County of Santa Clara and State of California, and (b) waives any objection which it may have at any time to the laying of venue of any proceeding brought in any such court, waives any claim that any proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such proceeding, that such court does not have jurisdiction over such party. Nothing in this Guaranty shall preclude M-F Downtown from bringing a proceeding in any other jurisdiction nor will the bringing of a proceeding in any one or more jurisdictions preclude the bringing of a proceeding in any other jurisdiction.

         11. Any indebtedness of HFC to Guarantor now or hereafter existing is hereby subordinated to the payment of the Indebtedness. Guarantor agrees that, until the entire Indebtedness has been paid in full, Guarantor will not seek, accept, or retain for its own account, any payment from HFC on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for M-F Downtown and shall be paid over to M-F Downtown on account of the Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

         12. Any amounts received by M-F Downtown from any source on account of the Indebtedness may be utilized by M-F Downtown for the payment of the Indebtedness and any other obligations of HFC to M-F Downtown in such order as M-F Downtown may from time to time elect.

        13. GUARANTOR AND M-F DOWNTOWN (BY ITS ACCEPTANCE HEREOF), TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY INDEBTEDNESS DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GUARANTOR FURTHER ACKNOWLEDGES THAT (I) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, AND (II) THIS WAIVER IS A MATERIAL INDUCEMENT FOR M-F DOWNTOWN TO CONSUMMATE THE TRANSACTION. GUARANTOR HEREBY AGREES THAT THIS AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631. GUARANTOR DOES HEREBY CONSTITUTE AND APPOINT M-F

                                      -8-
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DOWNTOWN ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH
AN INTEREST, AND GUARANTOR DOES HEREBY AUTHORIZE AND EMPOWER M-F DOWNTOWN, IN
THE NAME, PLACE AND STEAD OF GUARANTOR, TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

                                                   GUARANTOR'S INITIALS:  DD
                                                                         ______

         14. Any notice or other communication hereunder shall be in writing and shall be given personally, or by prepaid registered mail with return receipt requested or by commercial airfreight delivery service guaranteeing next day delivery. Notices may also effectively be given by transmittal over electronic transmitting devices such as facsimile, telex or telecopy machine if the party to whom the notice is being sent has such a device in its office, provided that a standard machine-printed confirmation of the electronic transmission is provided and also provided that a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices which are mailed or forwarded by commercial airfreight delivery service shall be addressed as follows:

Guarantor:        Handspring, Inc.
                  189 Bernardo Avenue
                  Mountain View, CA  94043-5203
                  Attention:  Mr. David Pine
                  Facsimile No.: (650) 230-5477

With a copy to:   Coblentz, Patch, Duffy & Bass, LLP
                  222 Kearny Street, 7th Floor
                  San Francisco, California  94108
                  Attention:  Richard R. Patch
                  Facsimile No: (415) 989-1663

M-F Downtown:     M-F Downtown Sunnyvale, LLC
                  c/o Mozart Development Company
                  1068 East Meadow Circle
                  Palo Alto, CA  94303
                  Attention:  Mr. John Mozart and Mr. James Freitas
                  Facsimile No.: (650) 493-9050

With a copy to:   Ellman, Burke, Hoffman & Johnson
                  One Ecker Street, Suite 200
                  San Francisco, California  94105
                  Attention:  Mr. Jeffrey W. Johnson and Mr. Thomas M. Sherwood
                  Facsimile No.: (415) 495-7587

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

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         15.      In order to induce M-F Downtown to enter into the Transaction,
Guarantor makes the following representations and warranties to M-F Downtown set forth in this Section 15. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, M-F Downtown would not have agreed to enter into and consummate the Transaction.

                  (a) Guarantor is duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.

                  (b) Guarantor maintains an office at the address set forth for such party in Section 14.

                  (c) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor's property or assets which may materially adversely affect Guarantor's ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor's financial statements, or (iv) the organizational or other documents of Guarantor.

         16. This Guaranty may be enforced against Guarantor without attempting to collect from HFC, any other guarantor or any other person, and without attempting to enforce the rights of M-F Downtown in any of the security for the Indebtedness. M-F Downtown may join Guarantor in any suit in connection with the Indebtedness Documents or proceed against Guarantor in a separate action. M-F Downtown shall have the right to exercise its remedies in such order as it determines in its sole discretion.

         17. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall not be discharged in whole or in part by the death of Guarantor.

         18. This Guaranty and all of the Indebtedness Documents hereby were negotiated in the State of California, and delivered by Guarantor or HFC, as applicable, and accepted by M-F Downtown in the State of California, which State the parties agree has a substantial relationship to the parties and the underlying transactions embodied hereby. In all respects, including, without limitation, matters of construction of the improvements and performance of this Guaranty and the obligations arising hereunder, this Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts made and to be performed in such state and any applicable laws of the United States of America.

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
         IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of California as of the date first written above.

                                                 "GUARANTOR":

                                                 HANDSPRING, INC.,
                                                 a Delaware corporation

                                                 By:   /s/ Donna Dubinsky
                                                       _______________________
                                                 Its:      CEO
                                                       ________________________

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